UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2014

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Tysons Boulevard, Suite 1400

McLean, VA 22102

(Address of principal executive offices, including zip code)

(703) 287-7400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

As described further in Item 7.01 below, on May 14, 2014, we announced the closing of our previously announced underwritten public offerings of 8,483,608 shares of our common stock and 500,000 shares of our new 6.75% series B cumulative perpetual convertible preferred stock, or the series B preferred stock. The following is a summary description of the powers, preferences and privileges of the holders of shares of series B preferred stock and the general effect of the issuance of such shares on the company’s other classes of securities. The following description of the series B preferred stock is qualified in its entirety by reference to the statement of the resolutions establishing the series B preferred stock, or the Certificate of Designations, filed by the company with the Secretary of State of the State of Delaware on May 14, 2014, a copy of which is included in this report as Exhibit 3.1.

The series B preferred stock ranks, with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up, senior to our common stock and pari passu with respect to our series A cumulative perpetual convertible preferred stock, or our series A preferred stock.

If we are liquidated, dissolved or wound up, holders of shares of the series B preferred stock will be entitled to receive a liquidation preference of $250 per share, plus any accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the date of payment, before any payment is made to holders of our common stock and any other class or series of capital stock ranking junior to the series B preferred stock as to liquidation rights. We may only issue equity securities ranking senior to the series B preferred stock with respect to dividend rights and rights upon our liquidation, dissolution and winding-up if we obtain the affirmative vote of the holders of at least two-thirds of the outstanding series B preferred stock together with each other class or series of preferred stock ranking on parity with the series B preferred stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights are conferred.

Holders of series B preferred stock are entitled to receive cumulative cash dividends on the shares of series B preferred stock when, as and if declared, quarterly in arrears on each March 15, June 15, September 15 and December 15, beginning on September 15, 2014, at a rate of 6.75% per annum of the $250 liquidation preference per share of series B preferred stock (equivalent to an annual rate of $16.875 per share of series B preferred stock). The series B preferred stock does not have a stated maturity date and is not subject to any sinking fund or mandatory redemption provisions.

Holders of series B preferred stock may convert some or all of their outstanding shares of series B preferred stock initially at a conversion rate of 33.456 shares of common stock per $250 liquidation preference, which is equivalent to an initial conversion price of $7.47 per share of common stock (subject to adjustment in certain events). Except as otherwise provided in the Certificate of Designations, the series B preferred stock is convertible only into shares of our common stock.

On or after May 15, 2019, we will be able, at our option, to cause some or all of the shares of series B preferred stock to be automatically converted into common stock at the then prevailing conversion rate, subject to certain conditions.

In the event of certain specified fundamental changes, holders of shares of series B preferred stock will have a special right to convert some or all of such shares of series B preferred stock on the fundamental change conversion date into the greater of (i) a number of shares of our common stock equal to the conversion rate then in effect plus a “make-whole premium” and (ii) a number of shares of our common stock equal to the lesser of (a) the liquidation preference of the series B preferred stock divided by the market value of our common stock on the effective date of such fundamental change and (b) 81.9672 (subject to adjustment in the same manner as the conversion rate). In certain circumstances, we may, at our option, elect to cash settle any conversions in connection with a fundamental change.

Holders of shares of series B preferred stock will generally have no voting rights. However, if we are in arrears on dividends on the series B preferred stock for six or more quarterly periods, whether or not consecutive, holders of shares of series B preferred stock (voting together as a class with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable, including the series A preferred stock) will be entitled to vote at a special meeting called by at least 25% of such holders or at our next annual meeting and each subsequent annual meeting of stockholders for the election of two additional directors to serve on our board of directors until all unpaid dividends with respect to the series B preferred stock and any other such class or series of preferred stock have been paid or declared and a sum sufficient for the payment thereof set aside for payment, provided that the election of any such directors will not cause us to violate the corporate governance requirements of The Nasdaq Global Select Market (or any other exchange or automated quotation system on which our securities may be listed or quoted). In addition, we may not make certain material and adverse changes to any rights, preferences, privileges or voting powers of the series B preferred stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of the series B preferred stock together with the holders of all other shares of any class or series of preferred stock ranking on parity with the series B preferred stock with respect to the payment of dividends and distribution of assets upon our liquidation that are entitled to similar voting rights. Notwithstanding the foregoing, if any such change materially and adversely affects the rights, preferences, privileges or voting power of the series B preferred stock disproportionately relative to other series of preferred stock on parity with the series B preferred stock, the affirmative vote of the holders of at least two-thirds of the series B preferred stock is required.

The foregoing limited voting rights will be subject to compliance with the terms of our amended and restated certificate of incorporation, which currently limits the size of our board of directors to 11 (the number of directors currently on our board) and imposes other potential impediments to the implementation of the right to elect directors to our board. Therefore, we have included a provision in the Certificate of Designations to the effect that if dividends on our series B preferred stock or on any other voting preferred stock (including the series A preferred stock) are in arrears for one or more quarterly periods and at such time the number of directors on our board of directors cannot be increased to accommodate the directors the holders of the series B preferred stock and the holders of such other voting preferred stock would be entitled to elect due to the number of directors serving on the board of directors at that time, then no later than the next annual meeting of stockholders that occurs at least 90 days after such failure to pay dividends, we will be obligated, to the fullest extent permitted by law, to take such action as is necessary and appropriate to allow for, or effect, the election or appointment of directors by the holders of the series B preferred stock and other voting preferred stock pursuant to the voting rights described above upon a preferred dividend default.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 14, 2014, we filed the Certificate of Designations with the Secretary of State of the State of Delaware. The Certificate of Designations became effective with the Secretary of State of the State of Delaware upon filing.

The applicable terms and preferences attached to the series B preferred stock are more fully described in Item 3.03 above and are contained in the Certificate of Designations. This description is qualified in its entirety by reference to the copy of the Certificate of Designations, which is included in this report as Exhibit 3.1.

Item 7.01	Regulation FD Disclosure.

On May 14, 2014, we announced the closing of our previously announced underwritten public offerings of 8,483,608 shares, reflecting the underwriters’ exercise of their overallotment option in full, of common stock at a price to the public of $6.10 per share and 500,000 shares of our new series B preferred stock at a price to the public of $250 per preferred share.

A copy of the press release announcing the closing of both offerings is attached hereto as Exhibit 99.1. Pursuant to the rules and regulations of the SEC, such exhibit and the information set forth therein and herein are deemed to be furnished and shall not be deemed to be filed for any purpose. Furthermore, the information in this Current Report on Form 8-K furnished under this Item 7.01 shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless such incorporation by reference is specifically referenced therein.

Neither the disclosures on this Form 8-K nor the press release shall constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Designations of Iridium Communications Inc. filed on May 14, 2014 with the Secretary of State of the State of Delaware designating the preferences, limitations, voting powers and relative rights of the 6.75% Series B Cumulative Perpetual Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 8-A filed on May 14, 2014)

5.1	Opinion of Cooley, LLP

99.1	Press release dated May 14, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date: May 14, 2014	By:	/s/ Thomas J. Fitzpatrick

		Name:	Thomas J. Fitzpatrick

		Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

3.1	Certificate of Designations of Iridium Communications Inc. filed on May 14, 2014 with the Secretary of State of the State of Delaware designating the preferences, limitations, voting powers and relative rights of the 6.75% Series B Cumulative Perpetual Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 8-A filed on May 14, 2014)

5.1	Opinion of Cooley, LLP

99.1	Press release dated May 14, 2014 (furnished pursuant to Item 7.01 of Form 8-K)